Exhibit 10.22
FIRST AMENDMENT
TO
EXTERRAN HOLDINGS, INC.
DIRECTORS’ STOCK AND DEFERRAL PLAN
     This First Amendment to the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan (the “Plan”) is hereby duly adopted by the Board of Directors (the “Board”) of Exterran Holdings, Inc., a Delaware corporation (the “Company”). All capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Recitals:
     WHEREAS, the Company previously adopted and maintains the Plan; and
     WHEREAS, pursuant to Section 8 of the Plan, the Company has the right to amend the Plan at any time by action of the Board; and
     WHEREAS, the Company desires to amend the Plan in order to reflect the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder;
     NOW, THEREFORE, the Company hereby amends the Plan, effective as of the close of business on December 31, 2008, as follows:
     1. The second sentence of Paragraph 4 of the Plan is hereby amended to read as follows:
“Any portion of the Retainer Fees that is not paid in the form of Common Stock will be paid to the Director in cash, on a calendar quarter basis, within 30 days after the close of the calendar quarter for which such Retainer Fees were earned.”
     2. The second sentence of the second paragraph of Paragraph 5 of the Plan is hereby amended to read as follows:
“The deferral date may be any date which is not earlier than the expiration of six (6) months from the close of the calendar quarter for which the Retainer Fees were earned; provided, however, that each deferral election of a Director shall automatically terminate upon the earlier of (i) his ‘Separation from Service’ (as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’), and the accompanying regulations issued thereunder) for any reason or (ii) the date of a Change in Control of the Company.”

3.	The first sentence of the third paragraph of Paragraph 5 of the Plan is hereby deleted and the last sentence in the third paragraph of Paragraph 5 of the Plan is hereby amended to read as follows:
“In addition to meeting the requirements of an event under subparagraphs (i), (ii) or (iii) above, the Change in Control shall meet the requirements of Section 409A(a)(2)(A)(v) of the Code and the accompanying regulations issued thereunder.”
     4. The first sentence of the fifth paragraph of Paragraph 5 of the Plan is hereby amended to read as follows:
“The Company shall issue the whole shares of Common Stock (in book entry form) represented by a Participant’s phantom units, with any fractional units paid in cash, within thirty (30) days after the deferral date (which is the earliest of (i) the date elected by the Participant, (ii) the date of the Participant’s Separation from Service for any reason (including death) or (iii) the date of a Change in Control of the Company.”
     5. The first sentence of the sixth paragraph of Paragraph 5 of the Plan is hereby amended to read as follows:
“In the event of a Participant’s death, the Company shall issue the whole shares of Common Stock represented by the Participant’s phantom units, with any fractional units paid in cash, to the legal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death or, if earlier, within thirty (30) days after the deferral date.”
     6. Paragraph 6 of the Plan is hereby amended by adding the following paragraph to the end thereof which shall read as follows:
“No adjustment authorized by this paragraph 6 shall be made by the Company in such manner that would cause or result in this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable.”
     7. Paragraph 7 of the Plan is hereby amended by adding the following sentences to the end thereof:
“The foregoing notwithstanding, this Plan is intended to comply with Section 409A of the Code and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with the application of Section 409A.”

     8. The Plan shall remain in full force and effect and, as amended by this First Amendment, is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, Exterran Holdings, Inc. has caused this First Amendment to be executed by its duly authorized officer as of this 28th day of October, 2008, but effective as set forth above.

EXTERRAN HOLDINGS, INC.
By:
	Name:	Ernie L. Danner
	Title:	President and Chief Operating Officer